As filed with the Securities and Exchange Commission on January 6, 2010
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
AirMedia Group Inc.
(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
17/F, Sky Plaza
No. 46 Dongzhimenwai Street
Dongcheng District, Beijing 100027
The People’s Republic of China
(86 10) 8438 6868
(Address of Principal Executive Offices)

AIRMEDIA GROUP INC.
2007 SHARE INCENTIVE PLAN
(as amended and restated effective December 9, 2009)
(Full title of the plan)

CT Corporation System
111 Eighth Avenue
New York, New York 10011
(Name and address of agent for service)
(212) 894-8940
(Telephone number, including area code, of agent for service)

Copies to:

Conor Chiahung Yang Chief Financial Officer 17/F, Sky Plaza No. 46 Dongzhimenwai Street Dongcheng District, Beijing 100027 The People’s Republic of China (86 10) 8438-6868	Z. Julie Gao, Esq. Skadden, Arps, Slate, Meagher & Flom LLP c/o 42/F, Edinburgh Tower The Landmark 15 Queen’s Road Central Hong Kong (852) 3740-4700
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

Proposed
		Proposed Maximum	Maximum	Amount of
	Amount to be	Offering Price	Aggregate	Registration
Title of Securities to be Registered (1)	Registered (2)	Per Share (3)	Offering Price	Fee
Ordinary Shares, par value US$0.001 per share	5,000,000	$3.69	$18,450,000	$1,315.49

(1)	These shares may be represented by the Registrant’s American depositary shares (“ADSs”), each of which represents two ordinary shares. The Registrant’s ADSs issuable upon deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (File No. 333- 146908)

(2)	Represents additional ordinary shares issuable pursuant to awards granted under the AirMedia Group Inc. 2007 Share Incentive Plan (as amended and restated effective December 9, 2009, the “Plan”). In accordance with Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement will also cover any additional ordinary shares which become issuable under the Plan by reason of any share dividend, share split, recapitalization or similar transaction. Any ordinary shares covered by an award granted under the Plan (or portion of an award) that terminates, expires or lapses for any reason will be deemed not to have been issued for the purposes of determining the maximum aggregate number of ordinary shares that may be issued under the Plan.

(3)	Estimated solely for the purposes of calculating the registration fee under Rule 457(h) and Rule 457(c) under the Securities Act, and is based on the average of the high and low sales price of the Registrant’s ADSs ($7.38), as reported on the NASDAQ Global Market on December 30, 2009.

EXPLANATORY NOTE
     This registration statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 5,000,000 ordinary shares of Airmedia Group Inc. (the “Registrant”) authorized for issuance under the amended Airmedia Group Inc. Share Incentive Plan (the “Plan”). Previously, 12,000,000 ordinary shares of the Registrant were registered for issuance under the Plan pursuant to the registrant’s registration statement on Form S-8 (File No. 333-148352). On December 9, 2009, the shareholders of the Registrant approved an amendment to the Plan that effectively increases the number of ordinary shares authorized for issuance under the Plan by 5,000,000 ordinary shares. In accordance with General Instruction E to Form S-8, the contents of the registration statement on Form S-8 (File No. 333-148352), as amended, are incorporated herein by reference, except as otherwise set forth herein.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
     The following documents previously filed or furnished by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated by reference herein:
(a)	The Registrant’s annual report on Form 20-F for the fiscal year ended December 31, 2008 filed on April 28, 2009;

(b)	The Registrant’s reports on Form 6-K furnished on May 4, 2009, May 19 2009, August 18, 2009, August 31, 2009, November 4, 2009, November 12, 2009 and December 10, 2009; and

(c)	The Description of the Registrant’s ordinary shares contained in the Registrant’s registration statement on Form 8-A, (File No. 001-33765) filed on October 24, 2007, including any amendment and report subsequently filed for the purpose of updating that description.
     All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference in this registration statement will be deemed to be modified or superseded to the extent that a statement contained in this registration statement or in any other later filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any statement modified or superseded will not be deemed, except as so modified or superseded, to be a part of this registration statement.
Item 8. Exhibits
     See the Index to Exhibits attached hereto.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China, on January 6, 2010.

AIRMEDIA GROUP INC.
By:	/s/ Herman Man Guo
	Name:	Herman Man Guo
	Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY
     Each person whose signature appears below hereby authorizes and appoints Mr. Herman Man Guo, with full power to act alone, as his or her true and lawful attorney-in-fact, with the power of substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated and as of January 6, 2010.

Signature	Title

/s/ Herman Man Guo	Chairman and Chief Executive Officer
Herman Man Guo	(Principal Executive Officer)

/s/ Conor Chiahung Yang	Chief Financial Officer
Conor Chiahung Yang	(Principal Financial and Accounting Officer)

/s/ Qing Xu	Director
Qing Xu

/s/ Xiaoya Zhang	Director
Xiaoya Zhang

/s/ Junjie Ding	Independent Director
Junjie Ding

Signature	Title

/s/ Songzuo Xiang	Independent Director
Songzuo Xiang

/s/ Shichong Shan	Independent Director
Shichong Shan

/s/ Donglin Xia	Independent Director
Donglin Xia

/s/ Donald J. Puglisi	Authorized Representative in the United States
Name: Donald J. Puglisi Title: Managing Director, Puglisi & Associates

EXHIBIT INDEX

Exhibit Number	Description
4.1	Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated by reference to Exhibit 99.3 to the report of the Registrant on Form 6-K furnished to the Commission on December 10, 2009)
4.2	Form of Deposit Agreement among the Registrant, the depositary and owners and beneficial owners of American Depositary Receipts (incorporated by reference to Exhibit 4.3 to the registration statement of the Registrant on Form F-1, as amended (File No.333-146825))
4.3	2007 Share Incentive Plan (as amended and restated effective December 9, 2009), (incorporated by reference to Exhibit 99.2 to the report of the Registrant on Form 6-K furnished to the Commission on December 10, 2009)
5.1 *	Opinion of Maples and Calder, Cayman Islands counsel to the Registrant, regarding the legality of the ordinary shares being registered
23.1 *	Consent of Deloitte Touche Tohmatsu CPA Ltd., independent registered public accounting firm
23.2	Consent of Maples and Calder (included in Exhibit 5.1)
24.1	Power of Attorney (set forth on the signature page of this registration statement)

*	Filed herewith